UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

MetroCorp Bancshares Inc.
(Exact name of registrant as specified in its charter)

TX	000-25141	76-0579161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9600 Bellaire Boulevard, Suite 252 Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 776-3876

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2007, MetroCorp Bancshares, Inc. (the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market, Inc. ("NASDAQ") indicating that a majority of the Company's board of directors was no longer comprised of independent directors as defined in Rule 4200 of the Marketplace Rules and, accordingly, was no longer in compliance with Rule 4350(c)(1) of the Marketplace Rules. Pursuant to Rule 4350(c)(1), the Company must regain compliance with the requirements by the earlier of its next annual meeting or one year from the occurrence of the event that caused the failure to comply with this requirement. The failure to meet the majority of independent directors requirement set forth in Rule 4350(c)(1) was a result of Tommy Chen's decision to resign from the board of directors effective October 1, 2007. The Governance and Nominating Committee has commenced a search for an independent director and expects to fill the vacancy prior to October 1, 2008.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1    Press Release issued by the Company dated October 16, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetroCorp Bancshares Inc. (Registrant)
October 17, 2007 (Date)	/s/ GEORGE M. LEE George M. Lee Chief Executive Officer